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                                                                Exhibit 99.2
                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                    EASTBROKERS INTERNATIONAL INCORPORATED

                                       AND

                              BELLE HOLDINGS, INC.

                          DATED AS OF NOVEMBER 9, 1999


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                            STOCK PURCHASE AGREEMENT

      Stock Purchase Agreement, made and entered into as of November 9, 1999 (the "Agreement"), among Eastbrokers International Incorporated, a Delaware corporation (the "Company") and Belle Holdings, Inc., a Nevada corporation and/or its designees ("Investor").

      WHEREAS, the Company desires to sell, and the Investor desires to purchase, on the terms and conditions of this Agreement, (i) up to 2,000,000 shares of the 10% Convertible Redeemable Preferred Stock, Series A of the Company, $0.01 par value (the "Preferred Stock"), in the form attached hereto as Exhibit A, (ii) a five-year warrant (the "Warrant") to purchase up to 700,000 shares of the common stock, $0.05 par value, of the Company (the "Common Stock") at an exercise price of $2.85 per share, and (iii) the right to receive 18% of any distribution, grant or other issuance to the Company of any warrants or other rights convertible into or exercisable for any equity interest in Suttononline, LLC or its successors upon the same monetary terms and conditions as provided to EBI (the "Sutton Participation Rights," and, together with the Preferred Stock, the Warrant and the Common Stock issuable upon conversion of the Preferred Stock and Warrant, the "Securities");

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agrees as follows:

      SECTION I.  SALE AND PURCHASE OF THE SECURITIES; CLOSING.

            I.1 SALE AND PURCHASE OF SECURITIES.

                  (a) Subject to the terms and conditions hereof, the Company agrees to sell to Investor and Investor agrees to purchase from the Company on the Closing Date, the Securities for an aggregate cash purchase price (the "Purchase Price") of Two Million One Hundred Fifty Thousand Dollars ($2,105,000), payable to the Company (i) $2,000,000 on the Closing Date, and the balance in the form of a promissory note, payable in five equal annual installments of $21,000, commencing on the first anniversary date of the Closing Date.

                  (b) At any time on or prior to December 31, 2000, by written notice to the Company, Investor shall have the right, but not the obligation, to purchase up to an additional 1,000,000 shares of Preferred Stock for an aggregate cash purchase price of Two Million Dollars ($2,000,000), payable to the Company in four equal monthly installments of $500,000 each, commencing on the date such Preferred Stock is issued to Investor.

            I.2 CLOSING. The closing of the transactions (the "Transactions") contemplated by this Agreement (the "Closing"), shall take place at the offices of the Company, 6000 Fairview Road, Suite 1410, Charlotte, North Carolina, 28210, at 10:00 a.m., Pacific Standard time, on the first business day following satisfaction (or waiver) of all of the conditions set forth in Sections IV and V hereof (the "Closing Date") or at such other place or day as may be mutually acceptable to the Investor and the Company.

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            I.3 DELIVERY; PAYMENT. At the Closing, the Company will deliver to
Investor certificates representing the Securities purchased by such Investor, registered in its name (or in the name of its nominee if it so specifies to the Company prior to the Closing Date), as well as an irrevocable proxy representing not less than 42% of the outstanding Common Stock as of the Closing Date to vote such shares in favor of an amendment to the Preferred Stock to provide for four votes per share of Preferred Stock.

      SECTION II. THE COMPANY'S REPRESENTATIONS AND WARRANTIES

      In order to induce Investor to enter into this Agreement and to purchase the Securities, the Company hereby represents and warrants to Investor as follows:

            II.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company's subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its state or country of jurisdiction and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

            II.2 ARTICLES OF INCORPORATION AND BYLAWS. The Company has heretofore furnished to Investor a complete and correct copy of the Certificate of Incorporation and bylaws of the Company and each of its subsidiaries as amended to date. The Certificate of Incorporation and bylaws of the Company and each of its subsidiaries are in full force and effect. As of the date of this Agreement, neither the Company nor any of its subsidiaries is in violation of any of the provisions of their respective Certificates of Incorporation or bylaws.

            II.3 CAPITALIZATION. The authorized capital stock of the Company consists of 25,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of the date hereof and as of the Closing Date, (i) 5,206,750 shares of common stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, and (ii) no shares of preferred stock were issued and outstanding (prior to the issuance of the Preferred Stock pursuant to this Agreement). As of the date hereof and as of the Closing Date, options and warrants to purchase 4,790,274 shares of common stock have been granted and are outstanding. Except as described above or contemplated hereby, there are, and as of the Closing Date there will be, no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. All shares of the Company's capital stock subject to issuance, upon issuance on the terms and conditions specified in the instruments pursuant to which they are


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issuable, will be duly authorized, validly issued, fully paid and nonassessable.
There are no shareholder agreements, voting trusts or other agreements relating to voting or disposition of any shares of the Company's capital stock or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the Company's board of directors.

            II.4 AUTHORITY RELATIVE TO THE TRANSACTION AGREEMENTS. The Company has all necessary corporate power and authority to execute and deliver this Agreement and the certificates representing the Securities (collectively, the "Transaction Documents"), to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of the Transaction Documents and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Documents or to consummate the Transactions. The Transaction Documents have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Investor, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

            II.5  MATERIAL CONTRACTS; NO CONFLICT; REQUIRED FILINGS AND
CONSENTS.

                  (a) The term "Material Contracts" shall mean each agreement, contract or other instrument (including all amendments thereto) to which the Company is a party or by which the Company is bound which would require the Company to pay in excess of $100,000 in the aggregate, or which provides that the Company will receive more than $100,000 in the aggregate, or which would otherwise obligate the Company to provide services or products with an aggregate value of in excess of $100,000.

                  (b) Neither the Company nor, to the knowledge of the Company, any party other than the Company, is in default in any material respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any Material Contract to which the Company is a party. All of the Material Contracts are in full force and effect, and are the valid, legal and binding obligations of the Company, and, to the Company's knowledge, all of the other parties thereto.

                  (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not
(i) conflict with or violate the Certificate of Incorporation or bylaws of the Company, (ii) conflict with or violate any foreign or domestic (federal, state or local) law, statute, ordinance, rule, regulation, permit, injunction, writ, judgment, decree or order ("Law") applicable to the Company or by which any asset of the Company is bound or affected, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any payment


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under, or result in the creation of a lien, claim, security interest or other charge or encumbrance on any asset of the Company pursuant to, any Material Contract.

                  (d) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States (federal, state or local) or foreign government or governmental, regulatory or administrative authority, agency, commission, board, bureau, court or instrumentality or arbitrator of any kind ("Governmental Authority"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and state securities laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent consummation of the Transactions or otherwise prevent the Company from performing its obligations under this Agreement.

            II.6  FINANCIAL STATEMENTS.

                  (a) The Company has heretofore made available to Investor a true and complete copy of the unaudited financial statements of the Company contained in its quarterly report on Form 10-QSB for the quarter ended June 30, 1999 (the "June 30 Financials"), and the audited financial statements of the Company contained in its annual report on Form 10-KSB for the fiscal year ended March 31, 1999 (the "March 31 Financials," and, together with the June 30 Financials, the "Financials"). The Financials fairly present, in all material respects, the financial position and results of operations of the Company as at the respective dates thereof and for the respective periods indicated therein.

                  (b) Except as and to the extent set forth on, or reserved against on, the balance sheet of the Company as of June 30, 1999 contained in the Financials, the Company has no liability or obligation of any nature (whether accrued, absolute, contingent, fixed, liquidated, unliquidated or otherwise) as of the date of execution and delivery of this Agreement that would be required to be reflected on, or reserved against in, a balance sheet of the Company, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since June 30, 1999.

                  (c) Except in each case as disclosed in the Financials, the Company is not indebted to any director or executive officer of the Company (except for amounts due as normal salaries and bonuses or in reimbursement of ordinary expenses) and no such person is indebted to the Company.


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            II.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1999,
except as contemplated by this Agreement and except for the acquisition of J.B. Sutton and its affiliated entities, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date to the date hereof, there has not been (a) any material change by the Company in its accounting methods, principles or practices, (b) any revaluation by the Company of any material asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (c) entry by the Company into any commitment or transaction material to the Company, except in the ordinary course of business and consistent with past practice, (d) any agreement by the Company to take any of the actions described in this
Section 2.7 except as expressly contemplated by this Agreement, other than for such events that would not, individually or in the aggregate, have a Company Material Adverse Effect.

            II.8  INTELLECTUAL PROPERTY.

      (i) INTELLECTUAL PROPERTY ASSETS. The Company is the exclusive owner of all Intellectual Property Assets, and has the full right to own, use and exploit such assets. The term "Intellectual Property Assets" includes all of the following which are owned, used or licensed by the Company and which are material to the conduct of the Company's business:

            (1) all trademarks, service marks, trade and trading names, logos, marketing symbols, fictional business names, and all protective properties therefor, including trademark and service mark registrations and applications therefor (collectively, "Marks"); and

            (2) all know-how, trade secrets, confidential information, customer lists, software, technical and business information and data, process specifications, plans, diagrams, drawings, and blue prints (collectively, "Trade Secrets");

      (ii)  AGREEMENTS.  The Company is not obligated to pay royalties or
            ----------
license fees to any person.

      (iii) TRADEMARKS.
            ----------

            (1) The Company is the owner of all right, title and interest in and to each of the it trademarks, serial marks or other registrations (the "Marks"), free and clear of all encumbrances.

            (2) To the Company's knowledge, there is no potentially interfering trademark or trademark application of any third party.

            (3) No Mark is infringed or has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark or designation of origin of any third party.


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            II.9 LITIGATION. As of the date of this Agreement, except as set forth in the Company's annual report on Form 10-KSB for the fiscal year ended March 31, 1999 ( the "Form 10-KSB"), there is no suit, claim, action, proceeding or investigation pending, or, to the Company's best knowledge, threatened against the Company.

            II.10 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

            II.11 SHARES FULLY PAID, ETC. The shares of Securities to be sold to Investor pursuant hereto, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and shall be free and clear of all pledges, liens, encumbrances and restrictions. The common stock issuable upon conversion of the Preferred Stock and the Warrants, when issued upon exercise in accordance with the terms of thereof, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions.

            II.12 SHARES OF COMMON STOCK. The outstanding shares of common stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and have been issued in full compliance with the Securities Act, the California corporations code and any other applicable blue sky laws.

            II.13 EMPLOYEE BENEFIT PLAN. Each employee benefit plan which covers employees of the Company has been maintained in compliance in all material respects with all applicable laws.

            II.14 INSURANCE. The Company is insured with reputable insurers against such risks and in such amounts as are prudent in accordance with industry practices. All of the insurance policies, binders or bonds maintained by the Company (the "Policies") have been maintained in accordance with their respective terms and will remain in full force and effect after the Closing. The Company has not received any notice of default with respect to any provision of any such Policies.

      SECTION III.      REPRESENTATIONS OF THE INVESTOR.

      A.    INVESTOR REPRESENTS THAT:

            III.1 INVESTMENT INTENT.

                  (a) The Securities being acquired by Investor are being acquired for investment for Investor's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. Such Investor understands that the Securities have not been registered under the Securities Act or any state securities laws by reason of their contemplated

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issuance in transactions exempt from the registration requirements of the
Securities Act pursuant to Section 4(2) thereof and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by Investor. Such Investor further understands that the Securities may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws.

               (b) Each certificate representing Securities shall be endorsed with the following legend:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WITH THE SECURITIES COMMISSION OF ANY STATE UNDER ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

            III.2 LOCATION OF PRINCIPAL OFFICE, ACCESS TO INFORMATION, ABILITY TO ACCEPT RISK OF INVESTMENT. The state in which Investor's principal office (or domicile, if such Investor is an individual) is located is North Carolina. Investor acknowledges that the Company has made available to Investor at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of the sale of securities contemplated by this Agreement and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to Investor. Investor (a) is able to bear the loss of its entire investment in the Securities without any material adverse effect on its business, operations or prospects, and (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it pursuant to this Agreement.

            III.3 ACTS AND PROCEEDINGS. This Agreement has been duly authorized by all necessary action on the part of Investor, has been duty executed and delivered by Investor, and is a valid and binding agreement of Investor.

            III.4 ACCREDITED INVESTOR. The Investor is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

            III.5 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Investor is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Investor has no subsidiaries.


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            III.6 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of
Incorporation and bylaws of the Investor are in full force and effect. As of the date of this Agreement, the Investor is not in violation of any of the provisions of its Articles of Incorporation or bylaws.

         III.7 AUTHORITY RELATIVE TO THE TRANSACTION AGREEMENTS. The Investor has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement and the consummation by the Investor of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Investor are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Investor and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

            III.8 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by the Investor does not, and the performance of this Agreement by the Investor will not (i) conflict with or violate the Articles of Incorporation or bylaws of the Investor, or (ii) conflict with or violate any Law applicable to the Investor or by which any asset of the Investor is bound or affected.

                  (b) The execution and delivery of this Agreement by the Investor does not, and the performance of this Agreement by the Investor will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act and state securities laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent consummation of the Transactions or otherwise prevent the Investor from performing its obligations under this Agreement.

            III.9 LITIGATION. As of the date of this Agreement, there is no suit, claim, action, proceeding or investigation pending, or, to Investor's best knowledge, threatened against the Investor.

            III.10 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Investor.

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      SECTION IV.  CONDITIONS OF INVESTOR'S OBLIGATION

      The obligation to purchase and pay for the Securities which Investor has agreed to purchase on the Closing Date is subject to the fulfillment prior to or on the Closing Date, of the conditions set forth in this Section 4.


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            IV.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company under this Agreement which are qualified as to materiality shall have been true and correct (as so qualified) when made and shall be true and correct (as so qualified) at and as of the Closing Date, as if made on and as of such date. The representations and warranties of the Company under this Agreement which are not qualified as to materiality shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date, as if made on and as of such date.

            IV.2 COMPLIANCE WITH AGREEMENT. The Company shall have performed and complied with all agreements or covenants required by this Agreement to be performed and complied with by it prior to or as of the Closing Date.

            IV.3 INJUNCTIONS, RESTRAINING ORDER OR ADVERSE LITIGATION. No order, judgment or decree of any court, arbitral tribunal, administrative agency or other governmental or regulatory authority or agency shall purport to enjoin or restrain the Investor from acquiring the Securities or the Company from selling the Securities.

      SECTION V.  CONDITIONS TO COMPANY'S OBLIGATIONS

      The obligation to sell the Securities which the Company has agreed to sell on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the conditions set forth in this Section 5.

            V.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor under this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though made on and as of the Closing Date.

            V.2 COMPLIANCE WITH AGREEMENT. The Investor shall have performed and complied with all agreements or covenants required by this Agreement to be performed and complied with by it prior to or as of the Closing Date.

            V.3 INJUNCTIONS, RESTRAINING ORDER OR ADVERSE LITIGATION. No order, judgment or decree of any court, arbitral tribunal, administrative agency or other governmental or regulatory authority or agency shall purport to enjoin or restrain the Investor from acquiring the Securities or the Company from selling the Securities.

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      SECTION VI. CERTAIN COVENANTS OF THE INVESTOR AND THE COMPANY.

            VI.1 APPROVALS, ETC. Subject to the terms and conditions provided herein, each of the parties hereto agrees to (i) use all reasonable efforts to take all action and to do all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement; and (ii) use all reasonable efforts to obtain all necessary or appropriate waivers contemplated by this Agreement.

         VI.2 COMPANY REPURCHASE RIGHTS. In the event the employment by the Company or any of its affiliates of Martin A. Sumichrast shall be terminated for any reason, the Company shall have the right, for a period of 30 days following such termination, to repurchase an amount of shares of Series A Preferred Stock equal to 300,000 shares, less 60,000 shares for each year or portion thereof between the date hereof and the date of the repurchase of such shares of Series A Preferred Stock, for a repurchase price equal to $2.00 per share, increased by twelve percent per annum (the "Repurchase Price"). In the event the Company elects to repurchase such shares, the Company shall tender to the Investor notice of such election, together with a cashier's check in the amount of the aggregate Repurchase Price.

      VII.  INDEMNIFICATION; REMEDIES

VII.1       SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

All representations, warranties, covenants, and obligations in this Agreement, the certificate delivered pursuant to Section 4.3, and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

VII.2       INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE COMPANY

Each of the parties hereto (as applicable, the "Indemnifying Party") will indemnify and hold harmless the other party and its respective representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

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      (a)   any breach of any representation or warranty made by the
            Indemnifying Party in this Agreement or any other certificate or document delivered by the Indemnifying Party pursuant to this Agreement;

      (b) any breach of any representation or warranty made by the Indemnifying Party in this Agreement as if such representation or warranty were made on and as of the Closing Date;

      (c) any breach by the Indemnifying Party of any covenant or obligation of the Indemnifying Party in this Agreement;

      (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Indemnifying Party (or any person acting on its behalf) in connection with any of the Transactions.

The remedies provided in this Section 7.2 will not be exclusive of or limit any other remedies that may be available to Investor or the other Indemnified Persons.

VII.3       PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

      (a)   Promptly after receipt by an the Indemnified Party under this
            Section 7 of notice of the commencement of any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced or brought against it (a "Proceeding"), such the Indemnified Party will, if a claim is to be made against an the Indemnifying Party under such Section, give notice to the Indemnifying Party of the commencement of such claim, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnifying Party's failure to give such notice.

      (b) If any Proceeding referred to in Section 7.3(a) is brought against an the Indemnified Party and it gives notice to the Indemnifying Party of the commencement of such Proceeding, the Indemnifying Party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the Indemnifying Party is also a party to such Proceeding and the Indemnified Party's counsel determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Section 7 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent (which shall not be unreasonably withheld) unless (1) there is no finding or admission of any violation of law, statute, rule, regulation, order or decree or any violation of the rights of any person or entity and no effect on any other claims that may be made against the Indemnified Party, and (2) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an the Indemnifying Party of the commencement of any Proceeding and the Indemnifying Party does not, within ten days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Party.

      (c) the Indemnifying Party hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the Indemnifying Party with respect to such a claim anywhere in the world.

VII.4       PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

      SECTION VIII.  MISCELLANEOUS.

            VIII.1 NO WAIVERS; CUMULATIVE REMEDIES. No failure or delay on the part of the Investor in exercising any right, power or remedy hereunder or under any Transaction Document shall operate as waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            VIII.2 CHANGES, WAIVERS, ETC. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

            VIII.3 EXPENSES. Each party shall pay its own expenses in connection with the Transactions contemplated hereby and by the Transaction Documents.

            VIII.4 NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail.

                  (a) if to Investor, addressed to such Investor at its address as shown on the books of the Company, or at such other address as such holder may specify by written notice to the Company; or

                  (b)   if to the Company, at
                        Eastbrokers International Incorporated
                        6000 Fairview Road, Suite 1410
                        Charlotte, North Carolina 28210
                        Telecopier: (704) 643-8097
                        Attention: Chief Executive Officer
, or; or at such other address as the Company may specify by written notice to the Investor.

            VIII.5      ASSIGNMENT.

                  (a) This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (b) Investor may assign its rights under this Agreement to any of its affiliates.

            VIII.6 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            VIII.7 ENTIRE AGREEMENT. This Agreement and exhibits and schedules hereto and the other Transaction Documents contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

            VIII.8 GOVERNING LAW. The internal law, without regard to conflicts of laws principles, of the State of California shall govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

            VIII.9 COUNTERPARTS. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company and the Investor have caused this Agreement to be executed by its duly authorized representative.

THE COMPANY:                        INVESTOR:

EASTBROKERS INTERNATIONAL           BELLE HOLDINGS, INC.
INCORPORATED

By:   /s/ Kevin D. McNeil          By: /s/  Martin A. Sumichrast
   -------------------------          ---------------------------
   Kevin D. McNeil                    Martin A. Sumichrast
   Chief Financial Officer            President
   and Secretary

                               AMENDMENT NO. 1 TO

                            STOCK PURCHASE AGREEMENT

         This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this "Amendment"), effective as of April 17, 2000, amends that certain Stock Purchase Agreement, made and entered into as of November 9, 1999 (the "Stock Purchase Agreement"), among Eastbrokers International Incorporated, a Delaware corporation (now known as Global Capital Partners, Inc., and herein referred to as the "Company" or Global) and Belle Holdings, Inc., a Nevada corporation and/or its designees ("Investor"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

         1. Pursuant to the Stock Purchase Agreement, Investor was entitled to purchase up to 2,000,000 shares of Preferred Stock.

         B. The Preferred Stock was to have voting rights equal to four votes per share of Preferred Stock.

         C. The Company has been informed that the National Association of Securities Dealers, Inc. rules and regulations prohibit it from issuing the Preferred Stock with such super-voting rights, and, accordingly, requested that
(i) Investor waive the voting rights, and (ii) exercise and convert the Preferred Stock and Warrants to purchase common stock of the Company. Investor has agreed to such terms, in exchange for an amendment to the Stock Purchase Agreement, pursuant to which the Securities, as defined in the Stock Purchase Agreement, shall include an additional warrant to purchase up to 1,500,000 shares of Global common stock at an exercise price of $5.50 per share, at any time on or prior to April 17, 2005.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, representations and warranties set forth herein, each of the parties hereto hereby agrees that the Stock Purchase Agreement is hereby amended as follows:

         1.       Securities

                  1.1 The term "Securities" shall include an additional warrant to purchase up to 1,500,000 shares of the common stock of Global Capital Partners, Inc., at an exercise price equal to $5.50 per share, which can be exercised at any time after 75 days notice, on or prior to April 17, 2005.

                  1.2 Conversion of Preferred Stock and Exercise of Warrants. Investor agrees that it has, or promptly will, convert all shares of Preferred Stock, and all warrants (other than the warrant referred to in paragraph 1.1 above) to purchase the common stock of Global Capital Partners, Inc., into shares of the common stock of Global Capital Partners, Inc.

                  1.3 Further Assurances. Each of the parties hereto shall execute any and all further documents and writings and perform such other reasonable actions that may be or become necessary or expedient to effectuate the purchase of the Shares as contemplated hereby.

         All other terms of the Purchase Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

THE COMPANY:                                     INVESTOR:

GLOBAL CAPITAL PARTNERS, INC.                    BELLE HOLDINGS, INC.



By:  /s/   Kevin D. McNeil                       By: /s/   Martin A. Sumichrast
   -----------------------------                    -------------------------
     Kevin D. McNeil                                  Martin A. Sumichrast
     Chief Financial Officer                          President
     and Secretary